UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2006

ACRONGENOMICS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49833	522219285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 9th Avenue, S.E., Calgary, Alberta T2G 0T7
(Address of principal executive offices)	(Zip Code)

403-693-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 – Entry into a Material Definitive Agreement

In connection with the resignation of Dr. Leftheris Georgakopoulos as President, Chief Science Officer and member of the Board of Directors of Acrongenomics Inc. (the “Company”) on February 13, 2006 (which is described further below under Item 5.02), the Company entered into an agreement with Dr. Georgakopoulos for the re-acquisition of 4,000,000 shares of the Company’s common stock in exchange for a royalty of fifty percent (50%) over any revenue that the Company generates from its Nano-Jeta technology. The Company will return the 4,000,000 shares of common stock to treasury. The shares were originally issued to Dr. Georgakopoulos in exchange for certain diagnostic technology for which Dr. Georgakopoulos had filed Greek patents. The Company has further developed this technology while it was also developing its Nano-Jeta technology.

ITEM 5.02 Departure of Director and Principal Officer; Appointment of Principal Officer

On February 13, 2006, Dr. Leftheris Georgakopoulos resigned from the Company’s Board of Directors and as the Company’s President and Chief Scientific Officer.

As of February 14, 2006, the Company appointed Mr. Constantine Poulios as President. Mr. Poulios had been serving as a member of the Board of Directors and as a Vice President for the Company since July 6, 2004. As of the same date, the Company also appointed Mr. Platon Tzouvalis, MSc., as Vice President.

During the last two years, the Company did not enter into any transaction in which Mr. Poulios had a direct or indirect material interest.

Mr. Poulios is an attorney licensed and practicing in Athens, Greece. Mr. Poulios was a tax and corporate advisor with Ernst & Young from 1997 until he joined Acrongenomics in a full-time capacity in July 1, 2005. Mr. Poulios graduated from the School of Law at the National University of Athens in 1995, earned a LLM degree from Northwestern University Law School in 1997 and was awarded with a Certificate of Law from the School of Law at the University of Bordeaux in France in 1993. Mr. Poulios does not hold directorships in any other companies that are obligated to file periodic reports with the U.S. Securities and Exchange Commission.

Mr. Poulios has extensive experience in serving multinational companies. An attorney by education and profession, he was part of the Corporate and Tax Advisory Services of Ernst & Young before joining Acrongenomics, Inc. Mr. Poulios was managing important accounts including that of Coca Cola, Halliburton, Hewlett Packard, ABN AMRO, Citigroup, Ciments Francais, Pfizer, GlaxoSmithKline and EMI Music for Ernst & Young Southeast Europe, while he has also worked for Ernst & Young in the US. He obtained his Master's of Laws from Northwestern University School of Law in Chicago in 1997, while he is a 1995 graduate from the School of Law at the National University of Athens. Mr. Poulios has also been awarded with a Certificate in Law in 1993 from the School of Law at the University of Bordeaux in France and he has attended graduate courses in management in US universities.

Mr. Tzouvalis has been a member of Acrongenomics' Scientific Advisory Board since May 2004. Mr. Tzouvalis received a B.S. Degree in Biochemistry from the University of Illinois in 1990 and a Master's Degree in the same field from DePaul University at Chicago in 1995. Mr. Tzouvalis' has worked as a Research Chemist in collaboration with the University of Illinois at Chicago, as a Research and Development Chemist at SynQuest, Inc. and as Advanced Quality Assurance Specialist of Organic Operations and then Project Manager in Bioanalytical Quality Assurance for Abbott Laboratories. Mr. Tzouvalis has also been awarded with the Abbott Diagnostics Division Science Award of 2002 as part of the Organic Operation Remediation Team.

ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits.

10.1

Sale of Stock Agreement between Acrongenomics Inc. and Dr. Leftheris Georgakopoulos, dated February 13, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Saskatoon, Saskatchewan, this 15th day of February, 2006.

ACRONGENOMICS INC.

By: /s/ Ron Lizee

Name:  Ron Lizee

Title:

Chief Financial Officer